                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE


Principal Amount:                                                     Tustin, CA
$162,883.44                                                        June 30, 1999


                                I. TERMS OF NOTE

         FOR VALUE RECEIVED, West Coast Bancorp, a California corporation ("Maker"), together with its successors and assigns, promises to pay to the order of Hovde Financial, Inc. or its successors and assigns (the "Holder"), at 1826 Jefferson Place, NW, Washington, D.C. or at such other place as the holder of this Promissory Note (the "Note") may from time to time designate, the principal amount of One Hundred Sixty Two Thousand Eight Hundred Eighty Three Dollars and Forty Four Cents ($162,883.44) together with interest from the date of June 30, 1999 on the unpaid principal at the interest rate of Bank of America's (or its successor's) posted prime rate plus two percent (2%) plus Two Hundred Fifty Eight Thousand Two Hundred Eighty Seven Dollars and Eighty Two Cents ($258,287.82).

         Maker hereby acknowledges a currently existing debt and obligation to Holder in the principal amount of $162,883.44 and unpaid accrued interest of $258,287.82, and hereby waives any right or claim which might otherwise arise to contest the existence or validity of said debt and obligation.

         Payment; Form and Schedule. Maker shall repay the full amount hereof in quarterly payments of Twelve Thousand Dollars and No Cents ($12,000.00) beginning on June 30, 1999 and each quarter thereafter until maturing June 30, 2000 when the entire unpaid principal balance hereof shall be repaid in full together with any interest due and accruing through June 30, 2000, and upon such payment this Note shall be satisfied.


                             II. EVENTS OF DEFAULT

         Events of Default. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder and Maker covenants and agrees to give Holder prompt written notice of the occurrence of any one or more of the following:

         (i) Failure to pay, when due, any sum payable hereunder, and continuance of such failure for ten (10) days after the date on which sum is due;

         (ii) The commencement by Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, or composition of Maker's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; and

         (iii) The commencement of any case, proceeding, or other action against Maker seeking to have any order for relief entered against Maker as debtor, or seeking reorganization, arrangement, adjustment, liquidation, or composition of Maker or its debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Maker or for all or any substantial part of the property of Maker, and (a) Maker shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (b) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven (7) business days after the entry thereof, or (c) such case, proceeding, or action remains undismissed for a period of fifteen (15) days or more or is dismissed or suspended only pursuant to Section 305 of the United States Bankruptcy Code or any corresponding provision of any future United States bankruptcy law.

         Holder's Rights in Event of Default. Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof shall be immediately due and payable together with interest accrued and accruing thereon, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefore, Holder shall be entitled to exercise any one of more of the rights and remedied provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or other such remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

         Each Obligor (which term shall include Makers and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this
Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, not release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

         Exercise of Holder's Rights. No single or partial exercise by Holder of any right hereunder, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

                               III. MISCELLANEOUS

         Confession of Judgement. Maker and Holder acknowledge and agree that if, for any reason other than default on part of Holder, for which it has received written notice Maker fails to render timely payments to Holder as specified herein, that this Note may be presented to any court of competent jurisdiction without contest, to secure a confessed judgement to be enforced by such court against Maker in the face value amount stated above, less any amounts previously paid to Holder.

         Indemnification. Maker hereby indemnifies Holder and holds Holder harmless as to any and all claims arising out of the execution, existence, or performance under this Note, including but not limited to claims arising from any governmental taxing entity or subdivision, and any claimant against or creditor or Maker.

         Successors and Assigns. Whenever used herein, the words "Maker" and "Holder" and "Obligor" shall be deemed to include their respective successors and assigns.

         Jurisdiction. This Note shall be governed by and construed under and in accordance with the laws of the State of California, and shall be enforceable in the courts of the State of California.

         Savings. It is Expressly agreed that if any portion of this Note shall be deemed invalid or unenforceable, then the remaining portion of this Note shall remain in full force and effect, notwithstanding.

         IN WITNESS WHEREOF, the undersigned has dully executed this Note as of the day and year first set forth above.

MAKER:

WEST COAST BANCORP


By:  /s/ Frank E. Smith
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Its: Chief Financial Officer
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Signed and sworn before me this 30th day of June, 1999.



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Notary Public

My commission expires:
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